MONTHLY SERVICER'S CERTIFICATE
                         ------------------------------
                      (This represents Series 1999-C only)

                      Monthly Period Ending January 31, 2000
                                            -----------------
                      Bank of America National Association
                      -------------------------------------

                           BA MASTER CREDIT CARD TRUST
                           ---------------------------

1.	Capitalized terms used in this Certificate have
their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04 (b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

2.	Bank of America, National Association (USA) is
         Servicer under the Pooling and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	The date of this Certificate is a Determination
         Date under the Pooling and Servicing Agreement.

5.	The aggregate amount of Collections processed
         during the preceding Monthly Period was equal to
         (excluding Annual Membership Fees and Interchange)   $ 1,514,775,913.81

6. The Aggregate Investor Percentage of Receivables
         processed by the Servicer during the preceding
         Monthly Period was equal to                          $    63,329,537.63

7. The Aggregate Investor Percentage of Collections
         of Finance Charge Receivables processed by the
         Servicer during the preceding Monthly Period was
         equal to (excluding Annual Membership Fees and
         Interchange)                                        $      7,559,865.52

8. The aggregate amount of Receivables processed by
         the Servicer as of the end of the last day of the
         preceding Monthly Period                            $  1,236,808,406.27

9.	Of the balance on deposit in the Finance Charge
         Account, the amount attributable to the Aggregate
         Investor Percentage of Collections processed by the
         Servicer during the preceding Monthly Period        $      8,540,172.79

9. Of the balance on deposit in the Principal Account,
         the amount attributable to the Aggregate Investor
         Percentage of Collections processed by the Servicer
         during the preceding Monthly Period                 $     70,106,047.80

10. The aggregate amount, if any, of withdrawals,
        drawings or payments under any Credit Enhancement, if
        any, required to be made with respect to any Series
        outstanding for the preceding Monthly Period          $             0.00

11. The Aggregate Investor Percentage of Collections
         of Principal Receivables processed by the
         Servicer during the related Monthly Period is
         equal to                                             $    70,106,047.80

13.	The amount equal to the Aggregate Investor
         Percentage of Annual Membership Fees deposited
         to the Finance Charge Account or any Series Account
         on or before the Transfer Date during the current
         month is equal to                                     $      68,808.10

13. The aggregate amount of Interchange to be deposited
         in the Finance Charge Account on the Transfer
         Date of the current month is equal to                 $     911,999.17

15.	The aggregate amount of all sums payable to the
         Investor Certificateholder of each Series on the
         succeeding Distribution Date with respect to
         Certificate Principal                                 $            0.00

16.	The aggregate amount of all sums payable to the
         Investor Certificateholder of each Series on the
         succeeding Distribution Date with respect to
         Certificate Interest                                  $    2,375,100.01

17. The aggregate amount of Default Amounts processed
         by the Servicer as of the end of the last day of
         the preceding Monthly Period                          $   62,618,534.36

18.	To the knowledge of the undersigned, there are
         no Liens on any Receivables in the Trust except
         as described below:                                               None


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of February, 2000.



BANK OF AMERICA, NATIONAL ASSOCIATION (USA),
(formerly known as Bank of America National Association)

	Transferor and Servicer



By:  /s/ David M. Belk
Name:  David M. Belk
Title:	Senior Vice President